                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                  Ansys, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                  Ansys, Inc.
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                                  ANSYS, INC.
                                  SOUTHPOINTE
                             275 TECHNOLOGY DRIVE
                             CANONSBURG, PA 15317

                                                                 March 28, 1997

Dear Stockholder:

  You are cordially invited to attend the Annual Meeting of Stockholders of ANSYS, Inc. (the "Annual Meeting") to be held on Wednesday, May 7, 1997, at 2:00 p.m., local time, at the Company's offices, located at Southpointe, 275 Technology Drive, Canonsburg, Pennsylvania, for the purpose of considering and acting on the following:

  The Annual Meeting has been called for the purpose of (i) electing two Class I Directors for three-year terms and (ii) considering and voting upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

  The Board of Directors has fixed the close of business on March 18, 1997 as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

  The Board of Directors of the Company recommends that you vote "FOR" the election of the nominees of the Board of Directors as Class I Directors of the Company.

  IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                                              Sincerely,

                                              /s/ Peter J. Smith

                                              Peter J. Smith
                                              Chairman, President and Chief
                                              Executive Officer

                                  ANSYS, INC.
                                  SOUTHPOINTE
                             275 TECHNOLOGY DRIVE
                             CANONSBURG, PA 15317
                                (412) 746-3304
                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                     TO BE HELD ON WEDNESDAY, MAY 7, 1997

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of ANSYS, Inc. (the "Company") will be held on Wednesday, May 7, 1997, at 2:00 p.m., local time, at Southpointe, 275 Technology Drive, Canonsburg, Pennsylvania (the "Annual Meeting") for the purpose of considering and voting upon:

  1. The election of two Class I Directors for three-year terms; and

  2. Such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

  The Board of Directors has fixed the close of business on March 18, 1997 as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Only holders of Common Stock of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

  In the event there are not sufficient shares to be voted in favor of any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.

                                              By Order of the Board of
                                              Directors

                                              /s/ John M. Sherbin II

                                              John M. Sherbin II
                                              Secretary and
                                              Chief Financial Officer

Canonsburg, Pennsylvania
March 28, 1997

  WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                                  ANSYS, INC.
                                  SOUTHPOINTE
                             275 TECHNOLOGY DRIVE
                             CANONSBURG, PA 15317
                                (412) 746-3304

                                PROXY STATEMENT

                        ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD ON WEDNESDAY, MAY 7, 1997

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of ANSYS, Inc. (the "Company") for use at the Annual Meeting of Stockholders of the Company to be held on Wednesday, May 7, 1997 at 2:00 p.m., local time, at Southpointe, 275 Technology Drive, Canonsburg, Pennsylvania and any adjournments or postponements thereof (the "Annual Meeting").

  At the Annual Meeting, the stockholders of the Company will be asked to consider and vote upon the following matters:

  1. The election of two Class I Directors for three-year terms, such terms to continue until the annual meeting of stockholders in 2000 and until such Directors' successors are duly elected and qualified; and

  2. Such other business as may properly come before the meeting and any adjournments or postponements thereof.

  The Notice of Annual Meeting, Proxy Statement and Proxy Card are first being mailed to stockholders of the Company on or about March 28, 1997 in connection with the solicitation of proxies for the Annual Meeting. The Board of Directors has fixed the close of business on March 18, 1997 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting (the "Record Date"). Only holders of record of the Company's common stock, par value $.01 per share (the "Common Stock"), at the close of business on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were approximately 16,183,244 shares of Common Stock outstanding and entitled to vote at the Annual Meeting and approximately 315 stockholders of record. Each holder of a share of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held of record with respect to each matter submitted at the Annual Meeting.

  The presence, in person or by proxy, of a majority of the total number of outstanding shares of Common Stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting. A quorum being present, the affirmative vote of a plurality of the votes cast is necessary to elect each nominee as a Director of the Company.

  Shares that reflect abstentions or "broker non-votes" (i.e., shares represented at the meeting held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and with respect to which the broker or nominee does not have discretionary voting power to vote such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the meeting. With respect to the election of Directors, votes may be cast in favor of or withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect. Broker non-votes will also have no effect on the outcome of the election of the Directors.

  STOCKHOLDERS OF THE COMPANY ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE. COMMON STOCK REPRESENTED BY PROPERLY EXECUTED PROXIES RECEIVED BY THE COMPANY AND NOT REVOKED WILL BE VOTED AT THE ANNUAL MEETING IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED THEREIN. IF INSTRUCTIONS ARE NOT GIVEN THEREIN, PROPERLY EXECUTED PROXIES WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED IN THIS PROXY STATEMENT. IT IS NOT ANTICIPATED THAT ANY

MATTERS OTHER THAN THE ELECTION OF CLASS I DIRECTORS WILL BE PRESENTED AT THE ANNUAL MEETING. IF OTHER MATTERS ARE PRESENTED, PROXIES WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS.

  Any properly completed proxy may be revoked at any time before it is voted on any matter (without, however, affecting any vote taken prior to such revocation) by giving written notice of such revocation to the Secretary of the Company, or by signing and duly delivering a proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

  The Annual Report of the Company, including financial statements for the fiscal year ended December 31, 1996 ("Fiscal 1996"), is being mailed to stockholders of the Company concurrently with this Proxy Statement. The Annual Report, however, is not a part of the proxy solicitation material.

                                  PROPOSAL 1
                             ELECTION OF DIRECTORS

  The Board of Directors of the Company consists of seven members and is divided into three classes, with two Directors in Class I, three Directors in Class II and two Directors in Class III. Directors serve for three-year terms with one class of Directors being elected by the Company's stockholders at each annual meeting.

  At the Annual Meeting, two Class I Directors will be elected to serve until the annual meeting of stockholders in 2000 and until such Directors' successors are duly elected and qualified. The Board of Directors has nominated Peter J. Smith and Dr. John A. Swanson for re-election as the Class I Directors. Unless otherwise specified in the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the re-election of Mr. Smith and Dr. Swanson as Directors. Proxies cannot be voted for a greater number of persons than the number of nominees named. The nominees have agreed to stand for re-election and to serve, if elected, as Directors. However, if either person nominated by the Board of Directors fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person or persons as the Board of Directors may recommend.

VOTE REQUIRED FOR APPROVAL

  A quorum being present, the affirmative vote of a plurality of the votes cast is necessary to elect the nominees as Class I Directors of the Company.

  THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES OF THE BOARD OF DIRECTORS AS CLASS I DIRECTORS OF THE COMPANY.

                        INFORMATION REGARDING DIRECTORS

  The Board of Directors of the Company held four meetings during Fiscal 1996. During Fiscal 1996, each of the incumbent Directors attended at least 75% of the total number of meetings of the Board and of the committees of which he or she was a member. The Board of Directors has established an Audit and Ethics Committee (the "Audit Committee") and a Compensation and Option Committee (the "Compensation Committee"). The Audit Committee recommends the firm to be appointed as independent accountants to audit financial statements and to perform services related to the audit, reviews the scope and results of the audit with the independent accountants, reviews with management and the independent accountants the Company's annual operating results, considers the adequacy of the internal accounting procedures, considers the effect of such procedures on the accountants' independence and establishes policies for business values, ethics and employee relations. The Compensation Committee reviews and recommends the compensation arrangements for officers and other senior level employees, reviews general compensation levels for other employees as a group, determines the options or stock to be granted to eligible persons under the Company's 1996 Stock Option and

Grant Plan (the "1996 Stock Plan") and takes such other action as may be required in connection with the Company's compensation and incentive plans. The Audit Committee consists of Roger B. Kafker, Gary B. Eichhorn and Roger J. Heinen, Jr. and held three meetings during Fiscal 1996. The Compensation Committee consists of Jacqueline C. Morby and John F. Smith and held three meetings during Fiscal 1996.

  Nonemployee directors other than Ms. Morby and Mr. Kafker (the "Independent Directors") receive fees of $1,000 and $500, respectively, for each meeting of the Board of Directors or Board committee they attend, and each director is reimbursed for travel and other expenses incurred in attending meetings. Also, under the 1996 Stock Plan, each Independent Director is entitled to receive a one-time grant and an annual grant of options to purchase Common Stock as described under "1996 Stock Option and Grant Plan--Independent Director Options."

  Set forth below is certain information regarding the Directors of the Company, including the Class I Directors who have been nominated for election at the Annual Meeting, based on information furnished by them to the Company.

                                                                        DIRECTOR
NAME                                                                AGE  SINCE
----                                                                --- --------
CLASS I--TERM EXPIRES 1997
Peter J. Smith*....................................................  52   1994
Dr. John A. Swanson*...............................................  56   1994
CLASS II--TERM EXPIRES 1998
Roger J. Heinen, Jr. (1)...........................................  46   1996
Roger B. Kafker (1)................................................  34   1994
Jacqueline C. Morby (2)............................................  59   1994
CLASS III--TERM EXPIRES 1999
Gary B. Eichhorn (1)...............................................  42   1994
John F. Smith (2)..................................................  61   1995

--------
*Nominee for re-election.

(1) Member of Audit and Ethics Committee.

(2) Member of the Compensation and Option Committee.

  The principal occupation and business experience for at least the last five years for each Director of the Company is set forth below.

  Mr. Peter J. Smith has been the President and Chief Executive Officer of the Company since March 1994 and Chairman of the Board of Directors since July 1995. Prior to joining the Company, Mr. Smith was Vice President of European Operations for Digital Equipment Corporation ("Digital"), a computer company, from November 1991 to March 1994. Previously, he managed Digital's worldwide applications development and marketing activities, including its engineering systems group which focused on CAD and CAM graphics and general engineering market business. Mr. Smith holds a B.S. degree in electrical engineering from Northeastern University and an M.B.A. from the University of Notre Dame.

  Dr. John A. Swanson founded Swanson Analysis Systems, Inc., the Company's predecessor, in 1970, and served as its President and Chief Executive Officer until March 1994, when he became Chief Technologist and a director of the Company. Dr. Swanson holds B.S. and M.S. degrees in mechanical engineering from Cornell University and a Ph.D. in applied mechanics from the University of Pittsburgh. Dr. Swanson is a Fellow of the American Society of Mechanical Engineers and a member of the Institute of American Entrepreneurs.

  Roger J. Heinen, Jr. has served as a director of the Company since April 1996. Mr. Heinen was a Senior Vice President of Microsoft Corporation, a software company, from January 1993 through March 1996. Prior to that time, he was a Senior Vice President of Apple Computer, Inc., a computer company, from January 1990 to January 1993.

  Roger B. Kafker has served as a director of the Company since February 1994. He has been associated with TA Associates, Inc. or its predecessor since 1989 and became a Principal of that firm in 1994 and a Managing Director in 1995.

  Jacqueline C. Morby has served as a director of the Company since February 1994. She has been Managing Director or a partner of TA Associates, Inc. or its predecessor since 1982. Ms. Morby is also a director of Axent Technologies, Inc., a computer software company, Ontrack Data International, Inc., a software protection company, and Pacific Mutual Life Insurance Co., a life insurance company.

  Gary B. Eichhorn has served as a director of the Company since September 1994. Mr. Eichhorn has been the President and Chief Executive Officer and a director of Open Market, Inc., an Internet software company, since December 1995. From September 1991 to November 1995, Mr. Eichhorn worked at Hewlett-Packard Company, a computer company, most recently serving as Vice President and General Manager of Hewlett Packard's Medical Systems Group. From 1975 to 1991, Mr. Eichhorn held various sales and management positions at Digital.

  John F. Smith has served as a director of the Company since December 1995. Mr. Smith has been the President of PerSeptive Biosystems, Inc., a life sciences company, since July 1996. Mr. Smith served as Chief Operating Officer and Senior Vice President of Digital from 1986 through 1994, when he retired. Mr. Smith also serves on the Board of Directors of Sequoia Systems, Inc., a software company, Instron Inc., a material testing company, PerSeptive Biosystems, Inc., and Hadco Inc., an interconnect technology company.

                              EXECUTIVE OFFICERS

  The names and ages of all executive officers of the Company and the principal occupation and business experience for at least the last five years for each executive officer who is not also a director are set forth below as of December 31, 1996.

NAME                     AGE                           POSITION
----                     ---                           --------
Peter J. Smith..........  52 Chairman of the Board, President and Chief Executive Officer
Dr. John A. Swanson.....  56 Chief Technologist and Director
John M. Sherbin II......  46 Chief Financial Officer, Vice President, Finance
                              and Administration, and Secretary
Leonard Zera............  44 Vice President, North American Sales
Mark C. Imgrund.........  39 Vice President, Corporate Quality
James C. Tung...........  62 Vice President, International Sales
Paul A. Johnson.........  46 Vice President, Product Creation
Paul A. Chilensky.......  38 Vice President, Customer Services
Dr. Shah M. Yunus.......  41 Corporate Fellow
Richard C. Miller.......  51 Vice President and General Manager, DesignSpace
David L. Conover........  38 Manager of Product Development

--------
  John M. Sherbin II has been the Company's Chief Financial Officer, Vice President, Finance and Administration, and Secretary since May 1994. Prior to joining the Company, Mr. Sherbin was Chief Financial Officer and Treasurer of II-VI, Incorporated, an infrared materials and electro-components manufacturer, from February 1986 to May 1994. Mr. Sherbin holds a B.S. degree in management and accounting from Pennsylvania State University and an M.B.A. from the University of Pittsburgh.

  Leonard Zera has been the Company's Vice President, North American Sales since June 1994. Prior to joining the Company, Mr. Zera held sales, sales management and marketing positions at Digital from January

1978 to May 1994. Mr. Zera holds a B.A. degree in marketing from Michigan State University and an M.B.A. from Wayne State University.

  Mark C. Imgrund has been the Company's Vice President, Corporate Quality since September 1994 and was the Company's Quality Assurance Manager from March 1987 to September 1994. Mr. Imgrund holds a B.S. degree in civil engineering from Cornell University and an M.S. degree in mechanical engineering from the University of Pittsburgh.

  James C. Tung has been the Company's Vice President, International Sales since March 1995. Prior to joining the Company, Mr. Tung was Vice President of International Operations and International Sales and Marketing for PDA Engineering, Inc., a software company, from January 1994 to February 1995. From December 1992 to December 1993, he was President of Pacific Ventures, a computer application software consulting company, and from 1989 to December 1992 he was the Vice President--Asia/Pacific Operations of Infotron Systems Corporation, a communications hardware company. Mr. Tung holds a B.S. degree in physics from Columbia University and an M.B.A. from the University of Santa Clara.

  Paul A. Johnson has been the Company's Vice President of Product Creation since October 1996. Prior to joining the Company, Mr. Johnson was Vice President of Development for SER Systems, a software company, from April 1996 to September 1996. From November 1979 to August 1995, he was Vice President of Development for Legent Corporation, a software company.

  Paul A. Chilensky was the Company's Manager of Customer Services from January 1995 to March 1996, when he became Vice President, Customer Services. Prior to joining the Company, Mr. Chilensky was regional manager of professional services for Legent Corporation, a software company, from May 1991 to December 1994.

  Dr. Shah M. Yunus has been a Corporate Fellow of the Company with responsibility for product architecture since September 1994, and prior to that was a research engineer and senior project leader for the Company since March 1984. Dr. Yunus holds a B.S. degree in civil engineering and an M.S. degree in structural engineering from the Bangladesh University of Engineering and Technology and a Ph.D. in computational mechanics from Rensselaer Polytechnic Institute.

  Richard C. Miller has been the Company's Vice President and General Manager of DesignSpace since October 1996. Prior to joining the Company, Mr. Miller was a marketing and management consultant from January 1995 to October 1996. From September 1993 to December 1994, he was Vice President of Marketing for MacNeal-Schwendler Corporation, an engineering software company. Mr. Miller was Chief Operating Officer of Aries Technology, an engineering software company, from November 1984 to August 1993.

  David L. Conover joined the Company in 1980 and has served as its Manager of Product Development since August 1995. Mr. Conover holds B.S. and M.S. degrees in civil engineering from Carnegie Mellon University.

  Each of the officers holds his or her respective office until the regular annual meeting of the Board of Directors following the annual meeting of stockholders and until his or her successor is elected and qualified or until his or her earlier resignation or removal.

                            EXECUTIVE COMPENSATION

  The following sections of this Proxy Statement set forth and discuss the compensation paid or awarded during the last two years to the Company's Chief Executive Officer and the four most highly compensated executive officers who earned in excess of $100,000 during Fiscal 1996 (the "named executive officers").

SUMMARY COMPENSATION

  Summary Compensation. The following summary compensation table sets forth information concerning compensation for services rendered in all capacities awarded to, earned by or paid to the Company's Chief Executive Officer and the named executive officers during each of the fiscal years ended December 31, 1996 and December 31, 1995.

                          SUMMARY COMPENSATION TABLE

                                                               LONG-TERM
                                   ANNUAL COMPENSATION    COMPENSATION AWARDS
                                   -------------------- -----------------------
                                                        SECURITIES
                                                        UNDERLYING  ALL OTHER
                                        SALARY   BONUS   OPTIONS   COMPENSATION
NAME AND PRINCIPAL POSITION        YEAR   ($)     ($)    (SHARES)    ($) (1)
---------------------------        ---- ------- ------- ---------- ------------
Peter J. Smith.................... 1996 249,100 282,710  135,860      44,080(2)
 Chief Executive Officer           1995 245,792 224,139     --        42,940(2)
Dr. John A. Swanson............... 1996 244,000  48,800   10,000      32,173(3)
 Chief Technologist                1995 239,000  76,825     --        32,460(3)
Leonard Zera...................... 1996 110,000 171,510   10,000      36,000(4)
 Vice President, North American    1995 100,000 104,758     --        36,000(4)
 Sales
James C. Tung..................... 1996 110,000  54,000   30,000      30,000
 Vice President, International     1995  81,538  39,900   20,000       2,951(5)
 Sales
John M. Sherbin II................ 1996 101,333  56,365   30,000      30,000
 Chief Financial Officer, Vice     1995  97,084  38,368    6,000      30,000
 President, Finance and
 Administration, and Secretary

--------
(1) Includes $30,000 contributed by the Company to its Pension and Profit-Sharing Plans on behalf of each of the named executive officers for each year shown, except for Mr. Tung in fiscal year 1995.

(2) Includes premiums on life insurance of $6,880 and $5,740 paid by the Company on behalf of Mr. Smith for 1996 and 1995, respectively, and a car allowance paid at the rate of $600 per month.

(3) Includes a car allowance of $181 per month and $205 per month for 1996 and 1995, respectively.

(4) Includes a car allowance of $500 per month for 1996 and 1995.

(5) Includes moving expenses related to the hiring of Mr. Tung.

  Option Grants. The following table sets forth certain information concerning the individual grant of options to purchase Common Stock of the Company to the Company's Chief Executive Officer and the named executive officers of the Company who received such grants during Fiscal 1996.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                     INDIVIDUAL GRANTS
                         ------------------------------------------
                                                                    POTENTIAL REALIZABLE
                                     PERCENT                          VALUE AT ASSUMED
                         NUMBER OF   OF TOTAL                          ANNUAL RATES OF
                         SECURITIES  OPTIONS                             STOCK PRICE
                         UNDERLYING GRANTED TO EXERCISE               APPRECIATION FOR
                          OPTIONS   EMPLOYEES   OR BASE                OPTION TERM (1)
                          GRANTED   IN FISCAL  PRICE PER EXPIRATION ---------------------
NAME                      (#) (2)      YEAR     ($/SH)      DATE      5% ($)    10% ($)
----                     ---------- ---------- --------- ---------- ---------- ----------
Peter J. Smith (3)......  135,860      14.0%    $ 2.40   2/29/2006  $  205,060 $  519,662
Dr. John A. Swanson.....   10,000       1.0%    $11.00   4/19/2006  $   52,889 $  149,374
Leonard Zera............   10,000       1.0%    $10.00   4/19/2006  $   62,889 $  159,374
James C. Tung...........   10,000       1.0%    $1.275   1/26/2006  $    8,018 $   20,320
                           20,000       2.1%    $10.00   4/19/2006    $125,779 $  318,748
John M. Sherbin II......   30,000       3.1%    $10.00   4/19/2006    $188,668 $  478,123

--------
(1) This column shows the hypothetical gain or option spreads of the options granted based on assumed annual compound stock appreciation rates of 5% and 10% over the full 10-year term of the options. The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future Common Stock prices. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the option or the sale of the underlying shares, or reflect nontransferability, vesting or termination provisions. The actual gains, if any, on the exercises of stock options will depend on the future performance of the Common Stock.

(2) Except for Peter J. Smith's stock options, the options set forth above become exercisable in four equal annual installments, commencing on the first anniversary of the grant date. All options are subject to the employee's continued employment and terminate ten years after the grant date, subject to earlier termination in accordance with the Company's 1994 Stock Option and Grant Plan (the "1994 Stock Plan") and the applicable option agreement. All options were granted at fair market value, except in the case of Dr. Swanson whose options were granted at 110% of fair market value, as determined by the Compensation Committee of the Board of Directors of the Company on the date of the grant. See "1994 Stock Option and Grant Plan."

(3) Mr. Smith's stock options vest on February 28, 2001, subject to earlier vesting in the event of a sale of the Company or the attainment of specified valuations for the Company's Common Stock.

  Option Exercises and Option Values. The following table sets forth information concerning the number of shares acquired and the value realized upon exercise of stock options during 1996 and information concerning the number and value of unexercised options to purchase Common Stock of the Company held by the Chief Executive Officer and the named executive officers of the Company who held such options at December 31, 1996. On March 14, 1996, Dr. John A. Swanson exercised stock options to purchase 960,000 shares of Common Stock at an exercise price of $0.11 per share. Neither the Chief Executive Officer nor any of the other named executive officers of the Company exercised any stock options during Fiscal 1996.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                    NUMBER OF
                                              SECURITIES UNDERLYING       VALUE OF UNEXERCISED
                          SHARES             UNEXERCISED OPTIONS AT      IN-THE-MONEY OPTIONS AT
                         ACQUIRED   VALUE   DECEMBER 31, 1996 (#) (1) DECEMBER 31, 1996 ($) (1) (2)
                            ON    REALIZED  ------------------------- ------------------------------
NAME                     EXERCISE  ($) (3)  EXERCISABLE UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
----                     -------- --------- ----------- ------------- ------------- ----------------
Peter J. Smith (4)......    --       --         --         135,860           --        $1,508,046
Dr. John A. Swanson..... 960,000  2,198,400     --          10,000           --        $   25,000
Leonard Zera............    --       --         --          10,000           --        $   35,000
James C. Tung...........    --       --        5,000        45,000        $65,500      $  388,750
John M. Sherbin II......    --       --        1,500        34,500        $19,650      $  163,950

--------
(1) Except for Peter J. Smith's stock options, the options set forth above become exercisable in four equal annual installments, commencing on the first anniversary of the grant date. All options are subject to the employee's continued employment and terminate ten years after the grant date, subject to earlier termination in accordance with the Company's 1994 Stock Plan and the applicable option agreement. All options were granted at fair market value as determined by the Option Committee of the Board of Directors of the Company on the date of the grant. See "1994 Stock Option and Grant Plan."

(2) Based on the last reported sale price on the Nasdaq National Market on December 31, 1996 ($13.50 per share) less the aggregate option exercise price.

(3) Based on the fair market value of the Common Stock on the date of exercise, less the aggregate option exercise price.

(4) Mr. Smith's stock options vest on February 28, 2001, subject to earlier vesting in the event of a sale of the Company or the attainment of specified valuations for the Company's Common Stock.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

  The Compensation and Stock Option Committee (the "Committee") is responsible for the oversight of all of the Company's compensation policies and practices including benefits and perquisites. Compensation is defined as base salary, all forms of variable pay and pay-for-performance, and stock options, restricted stock or any other plans directly or indirectly related to the Company's stock. Members of the Committee will be appointed from the Board of Directors annually at the first meeting of the Board following the annual meeting of stockholders. Not less than a majority of the Committee will consist of outside directors. It is also envisioned that the composition of the Committee will reflect the requirements of Rule 16b-3 under the Securities Exchange Act as in effect from time to time.

  Compensation Philosophy. The basic philosophy underlying the Company's compensation programs is to align executive compensation with increases in stockholder value. Several key objectives are reflected within this basic philosophy, one of which is to enable the Company to attain its annual market penetration and financial targets. Another key objective is to ensure that a major portion of each executive's cash compensation is linked to significant improvements in the Company's financial performance. The third key objective is to make it possible for the Company to attract, retain and reward executives who are responsible for leading the Company in achieving or exceeding corporate performance goals.

  The Company's executive compensation programs generally will consist of three principal elements: base salary, cash bonus and stock options. The Company's objective is to emphasize incentive compensation in the form of bonuses and stock option grants, rather than base salary.

  Base salary determinations will reflect, among other factors deemed relevant, competitive pay practices of comparable high technology companies, with a focus on the skills and performance levels of individual executives and the needs of the Company. Bonuses under the Company's incentive plans will reflect, among other relevant items, the Company's financial performance and achievement of corporate objectives established by the Board of Directors prior to the start of each fiscal year, such as those relating to earnings per share and revenue. Stock option awards will reflect, among other relevant items, the job level of the employee, responsibilities to be assumed in the upcoming fiscal year, responsibilities of each executive in prior years and the size of awards made to each such officer in prior years relative to the Company's overall performance.

  Compensation of the Chief Executive Officer. In determining Mr. Smith's compensation for Fiscal 1996, the Committee reviewed industry surveys of compensation paid to Chief Executive Officers of comparable companies, and evaluated achievement of corporate, individual and organizational objectives for the fiscal year. Mr. Smith's annual base compensation for Fiscal 1996 was $249,100. Like other executive officers, Mr. Smith also received an incentive bonus determined on the basis of (i) the Company's successful completion of its initial public offering in June 1996, resulting in net proceeds to the Company in excess of $45 million, (ii) the achievement of specific weighted corporate goals and (iii) the Company's revenue growth and increased operating margin. Mr. Smith was awarded an incentive bonus of $282,710 for Fiscal 1996.

  During Fiscal 1996, the Committee granted to the Chief Executive Officer an option to purchase 135,860 shares of the Company's Common Stock. See "Certain Transactions." The amount of the grant reflects the senior position held by the Chief Executive Officer within the Company, the significant contributions made by the Chief Executive Officer to the Company in fiscal year 1995 and those anticipated to be made by him in the future.

  Deductibility of Executive Compensation. Beginning in 1994, the Internal Revenue Code of 1986, as amended (the "Code"), limited the federal income tax deductibility of compensation paid to the Company's Chief Executive Officer and to each of the other four most highly compensated executive officers. For this purpose, compensation can include, in addition to cash compensation, the difference between the exercise price of stock options and the value of the underlying stock on the date of exercise. The Company may deduct compensation with respect to any of these individuals only to the extent that during any fiscal year such compensation does not exceed $1 million or meets certain other conditions (such as stockholder approval). Considering the Company's current compensation plans and policy, the Company and the Committee believe that, for the near future, there is little risk that the Company will lose any significant tax deduction relating to executive compensation. If the deductibility of executive compensation becomes a significant issue, the Company's compensation plans and policy will be modified to maximize deductibility if the Company and the Committee determine that such action is in the best interests of the Company.

                                              COMPENSATION COMMITTEE

                                              Jacqueline C. Morby
                                              John F. Smith

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Since February 1994, all executive officer compensation decisions have been made by the Compensation Committee. The Compensation Committee reviews and makes recommendations to the Board of Directors regarding the compensation for top management and key employees of the Company, including salaries and bonuses. No member of the Compensation Committee was or is an officer or employee of the Company or any of its subsidiaries.

SHAREHOLDER RETURN PERFORMANCE GRAPH

  Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock, based on the market price of the Company's Common Stock, with the total return of companies included within the Nasdaq Stock Market Index and a peer group of companies included within the Nasdaq Computer and Data Processing Industry Index for the period commencing June 1996 and ended December 1996. The calculation of total cumulative return assumes a $100 investment in the Company's Common Stock, the Nasdaq Stock Market Index and the Nasdaq Computer and Data Processing Industry Index on June 20, 1996, the date of the Company's initial public offering, and the reinvestment of all dividends.



                             [GRAPH APPEARS HERE]


       Label        A                      B                         C
--------------------------------------------------------------------------------
Label          ANSYS, INC. NASDAQ COMPUTER & DATA PROCESSING NASDAQ MARKET INDEX
--------------------------------------------------------------------------------
  1    6/20/96         100                               100                 100
  2    6/28/96      110.52                               100                 100
  3    7/31/96        97.9                             87.26               91.57
  4    8/30/96       95.79                             91.94               96.31
  5    9/30/96        97.9                            101.98              103.04
  6   10/31/96      103.11                            100.22              101.85
  7   11/29/96        97.9                            107.43              108.18
  8   12/31/96      113.64                            106.11              107.93

  1994 Stock Option and Grant Plan. In February 1994, the Company's Board of Directors adopted and the stockholders subsequently approved the 1994 Stock Plan under which 838,735 shares of Common Stock have been reserved for issuance upon exercise of currently outstanding options. The Company does not intend to make additional grants under the 1994 Stock Plan. The 1994 Stock Plan permits (i) the grant of options to purchase shares of Common Stock intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") ("Incentive Options"),
(ii) the grant of options that do not so qualify ("Non-Qualified Options"), and (iii) the issuance or sale of Common Stock with or without restrictions ("Restricted Stock"). As of December 31, 1996, under the 1994 Stock Plan 2,344,010 shares of Restricted Stock have been issued under the 1994 Plan, of which 960,000 have been issued pursuant to the exercise of Incentive and Non-Qualified Options, and 16,750 have been repurchased, and 780,735 Incentive Options and 58,000 Non-Qualified Options were outstanding. The weighted average exercise price of the outstanding options is approximately $4.43 per share, and options generally vest in equal installments over a four-year period.

  The Compensation Committee may, in its sole discretion, accelerate or extend the date or dates on which all or any particular award or awards granted under the 1994 Stock Plan may be exercised or vest. In the event of a merger, liquidation, or the sale of substantially all of the assets of the Company, the Board of Directors has the discretion to accelerate the vesting of the options granted under the 1994 Stock Plan, except that 40,000 Non-Qualified Options held by Independent Directors vest automatically in such circumstances. In addition, the 1994 Stock Plan and the grants issued thereunder terminate upon the effectiveness of any such transaction or event, unless provision is made in connection with such transaction for the assumption of grants therefore made.

  1996 Stock Option and Grant Plan. The 1996 Stock Plan was adopted by the Board of Directors on April 19, 1996 and subsequently approved by the Company's stockholders. The 1996 Stock Plan permits (i) the grant of Incentive Options, (ii) the grant of Non-Qualified Options, (iii) the issuance or sale of Common Stock with or without vesting or other restrictions ("Stock Grants"), (iv) the grant of Common Stock upon the attainment of specified performance goals ("Performance Share Awards") and (v) the grant of the right to receive cash dividends with the holders of the Common Stock as if the recipient held a specified number of shares of the Common Stock ("Dividend Equivalent Rights"). These grants may be made to officers and other employees, consultants and key persons of the Company and its subsidiaries. In addition, Independent Directors are automatically eligible for certain grants under the 1996 Stock Plan, as described below. The 1996 Stock Plan provides for the issuance of 2,250,000 shares of Common Stock, of which no more than 300,000 shares may be issued to Independent Directors. On and after the date the 1996 Stock Plan becomes subject to Section 162(m) of the Code, options with respect to no more than 300,000 shares of Common Stock may be granted to any one individual in any calendar year. During Fiscal 1996, the Company granted 322,972 Incentive Options and 92,028 Non-Qualified Options with a weighted average exercise price of $12.26 under the 1996 Stock Plan, of which 600 Incentive Options were canceled.

  The 1996 Stock Plan is administered by the Compensation Committee. Subject to the provisions of the 1996 Stock Plan, the Compensation Committee has full power to determine from among the persons eligible for grants under the 1996 Stock Plan (i) the individuals to whom grants will be granted, (ii) the combination of grants to participants and (iii) the specific terms of each grant. Incentive Options may be granted only to officers or other employees of the Company or its subsidiaries including members of the Board of Directors who are also employees of the Company or its subsidiaries.

  The option exercise price of each option granted under the 1996 Stock Plan is determined by the Compensation Committee but, in the case of Incentive Options may not be less than 100% of the fair market value of the underlying shares on the date of grant and may not be exercisable more than ten years from the date the option is granted. If any employee of the Company or any subsidiary owns or is deemed to own at the date of grant shares of stock representing in excess of 10% of the combined voting power of all classes of stock of the Company or any subsidiary, the exercise price for options granted to such employee may not be less than 110% of the fair market value of the underlying shares on that date and the option may not be exercisable more than five years from the date the option is granted. No option may be exercised subsequent to the termination of the optionee's employment or other business relationship with the Company unless otherwise determined by the Compensation Committee or provided in the option agreement. At the discretion of the Compensation Committee, any option may include a "reload" feature, pursuant to which an optionee exercising an option receives in addition to the number of shares of Common Stock due on the exercise of such an option an additional option with an exercise price equal to the fair market value of the Common Stock on the date such additional option is granted. Upon the exercise of options, the option exercise price must be paid in full either in cash or, in the sole discretion of the Compensation Committee, by delivery of shares of Common Stock already owned by the optionee.

  The 1996 Stock Plan also permits Stock Grants, Performance Share Awards and grants of Dividend Equivalent Rights. Stock Grants and Performance Share Awards may be made to persons eligible under the 1996 Stock Plan, subject to such conditions and restrictions as the Compensation Committee may determine. Prior to the vesting of shares, recipients of Stock Grants generally will have all the rights of a stockholder with respect to the shares, including voting and dividend rights, subject only to the conditions and restrictions set forth in the 1996 Stock Plan or in any agreement. In the case of Performance Share Awards, the issuance of shares of Common Stock will occur only after the recipient has satisfied the conditions and restrictions set forth in the 1996 Stock Plan or in any agreement. The Compensation Committee may also make Stock Grants to persons eligible under the 1996 Stock Plan in recognition of past services or other valid consideration, or in lieu of cash compensation. In addition, the Compensation Committee may grant Dividend Equivalent Rights in conjunction with any other grant made pursuant to the 1996 Stock Plan or as a free standing grant. Dividend Equivalent Rights may be paid currently or deemed to be reinvested in additional shares of Common Stock, which may thereafter accrue further dividends.

  The Compensation Committee may, in its sole discretion, accelerate or extend the date or dates on which all or any particular award or awards granted under the 1996 Stock Plan may be exercised or vest. In the event of a merger, liquidation or sale of substantially all of the assets of the Company, the Board of Directors has the discretion to accelerate the vesting of options granted under the 1996 Stock Plan, except that options granted to Independent Directors as described below automatically accelerate in such circumstances. The 1996 Stock Plan and the grants issued thereunder terminate upon the effectiveness of any such transaction or event, unless provision is made in connection with such transaction for the assumption of grants theretofore made.

  Independent Director Options. The 1996 Stock Plan provides for the automatic grant of Non-Qualified Options to Independent Directors. Under such provisions, options to purchase that number of shares of Common Stock determined by dividing $200,000 by the Option Exercise Price (as defined below) will be granted to each individual when he or she first becomes a member of the Board of Directors provided that he or she is not an employee of the Company or any subsidiary of the Company. In addition, on the date five business days following each annual meeting of stockholders of the Company, commencing with the meeting to be held in 1997, each Independent Director who is then serving will be granted an option to purchase that number of shares of Common Stock determined by dividing $75,000 by the Option Exercise Price. The Option Exercise Price of options granted to Independent Directors under the 1996 Stock Plan will equal the lesser of (i) the last reported sale price per share of Common Stock on the date of grant (or if no such price is reported on such date, such price on the nearest preceding date on which such a price is reported) or (ii) the average of the last reported sales price per share of Common Stock as published in The Wall Street Journal for a period of ten consecutive days prior to such date. Options granted to Independent Directors under the foregoing provisions will vest in annual installments over four years commencing with the date of grant and will expire ten years after grant, subject to earlier termination if the optionee ceases to serve as a director. The exercisability of these options will be accelerated upon the occurrence of a merger, liquidation or sale of substantially all of the assets of the Company.

  1996 Employee Stock Purchase Plan. The Company's 1996 Employee Stock Purchase Plan was adopted by the Board of Directors on April 19, 1996 and was subsequently approved by the Company's stockholders. Up to 210,000 shares of Common Stock may be issued under the Purchase Plan. The Purchase Plan is administered by the Compensation Committee.

  Offerings under the Purchase Plan will commence on each February 1 and August 1 and have a duration of six months. Generally, all employees who are customarily employed for more than 20 hours per week as of the first day of the applicable offering period are eligible to participate in the Purchase Plan. An employee who owns or is deemed to own shares of stock representing in excess of 5% of the combined voting power of all classes of stock of the Company may not participate in the Purchase Plan.

  During each offering, an employee may purchase shares under the Purchase Plan by authorizing payroll deductions of up to 10% of his cash compensation during the offering period. The maximum number of shares which may be purchased by any participating employee during any offering period is limited to 960 shares (as adjusted by the Compensation Committee from time to time). Unless the employee has previously withdrawn from the offering, his accumulated payroll deductions will be used to purchase Common Stock on the last business day of the period at a price equal to 85% of the fair market value of the Common Stock on the first or last day of the offering period, whichever is lower. Under applicable tax rules, an employee may purchase no more than $25,000 worth of Common Stock in any calendar year. No Common Stock has been issued to date under the Purchase Plan.

EMPLOYMENT AGREEMENTS WITH EXECUTIVE OFFICERS

  The Company entered into an Employment Agreement with Dr. Swanson in connection with the acquisition of the business in 1994 under which Dr. Swanson serves as Chief Technologist of the Company. The Agreement has a five-year term ending in March 1999. The Agreement provides for (i) an annual salary of $228,000, subject to specified cost of living increases, (ii) continuation of base salary payments until the later of March 14, 1999 or six months following termination of Dr. Swanson's employment in the event such employment is terminated by the Company without cause (as defined) or by Dr. Swanson in the event of a material default by the Company, and (iii) a restriction on competitive activities for three years following any termination of Dr. Swanson's employment with the Company. In connection with his employment by the Company, Dr. Swanson was granted Incentive Options to purchase 960,000 shares of Common Stock at an exercise price of $.11 a share, or 110% of the fair market value of the Common Stock at the time of grant. Dr. Swanson exercised these options on March 14, 1996, and the shares acquired upon exercise are subject to repurchase by the Company at the exercise price until they vest in March 1998 and 1999.

  The Company has also entered into an Employment Agreement with Mr. Peter Smith, its Chief Executive Officer. Mr. Smith's Employment Agreement (i) provides that he shall serve as Chief Executive Officer, (ii) provides for an annual base salary of at least $235,000 and participation in the Company's executive bonus program, (iii) is for an indefinite term unless terminated by either party, (iv) provides for severance at the annual rate of $300,000 in the event Mr. Smith's employment is terminated by the Company without cause or in the event of a constructive termination (as defined) until the later of one year after termination or Mr. Smith's acceptance of other employment and (v) restricts competitive activities by Mr. Smith for one year following termination of his employment other than for cause or in the event of a constructive termination. The Company provided Mr. Smith with $309,058 at the time of his employment to purchase an annuity that will result in payments to Mr. Smith beginning at age 62 as well as a $2.0 million term life insurance policy. See "Certain Transactions."

                             CERTAIN TRANSACTIONS

  In connection with his employment by the Company, Mr. Peter J. Smith purchased 626,000 shares of restricted Common Stock in July 1994 for a cash purchase price of $250,000 (approximately $.40 per share). Mr. Smith funded the purchase price for the shares with a loan from the Company evidenced by a promissory note which bears interest at the annual rate of 8.23%, matures on July 12, 2006, is secured by a pledge of the shares purchased with the proceeds of the loan and permits recourse against Mr. Smith's other assets to the extent of one-fourth of the principal amount of the note. The Company also agreed to pay Mr. Smith annual bonuses in the amount of the required interest payments. The shares purchased by Mr. Smith are subject to repurchase by the Company at the purchase price, with such restrictions lapsing on a monthly basis over a five-year period. As of December 31, 1996, 469,720 of such shares are no longer subject to this restriction.

  In connection with the Company's initial public offering in June 1996, the Company repaid or redeemed all of the Company's outstanding 10% subordinated notes and 10% Redeemable Preferred Stock held by investors principally including investment funds affiliated with TA Associates, Inc., a private equity firm based in Boston, Massachusetts and Dr. John A. Swanson, at an aggregate cost of approximately $17.5 million and $5.1 million, respectively.

  The Company leased a 66,000 square foot facility from a joint venture in which Dr. John A. Swanson holds an interest of approximately 50%. The Company leased this facility under a lease agreement which terminated in March 1997 and incurred $839,000 in rental expense in Fiscal 1996. On February 21, 1997, the Company vacated this facility and moved to its new Southpointe facility in Canonsburg, Pennsylvania.

  In February 1996, Mr. Smith was granted the right to purchase an additional 135,860 shares of restricted Common Stock at a cash purchase price of $326,064 ($2.40 per share). The shares are subject to repurchase by the Company at the purchase price, with such restrictions lapsing on February 28, 2001, subject to earlier lapsing in the event of a sale of the Company or the attainment of specified valuations for the Company's Common Stock.

  The Company has adopted a policy providing that all material transactions between the Company and its officers, directors and other affiliates must (i) be approved by a majority of the members of the Company's Board of Directors and by a majority of the disinterested members of the Company's Board of Directors and (ii) be on terms no less favorable to the Company than could be obtained from unaffiliated third parties. In addition, this policy will require that any loans by the Company to its officers, directors or other affiliate be for bona fide business purposes only.

                     PRINCIPAL AND MANAGEMENT STOCKHOLDERS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  The following table presents certain information about persons or entities known to the Company to own, directly or beneficially, more than five percent of the Company's Common Stock on March 18, 1997 (unless otherwise indicated).

                                             SHARES BENEFICIALLY OWNED
                                             -----------------------------------
NAME AND ADDRESS OF BENEFICIAL OWNER            NUMBER               PERCENT
------------------------------------         ---------------       -------------
TA Associates Group.........................       6,607,319(1)(2)        40.7%
 c/o TA Associates, Inc.
 125 High Street
 Suite 2500
 Boston, MA 02110-2720
Dr. John A. Swanson.........................       2,684,563(3)           16.6
 c/o ANSYS, Inc.
 Southpointe
 275 Technology Drive
 Canonsburg, PA 15317
J. & W. Seligman & Co., Inc.................         850,000(4)            5.3
 100 Park Avenue
 8th Floor
 New York, NY 10006

--------
(1) The information reported is based upon a Schedule 13G filed with the SEC on February 13, 1997 reporting beneficial ownership as of December 31, 1996.

(2) Includes (i) 4,727,986 shares of Common Stock owned by Advent VII L.P.,
    (ii) 960,841 shares of Common Stock owned by Advent Atlantic and Pacific II Limited Partnership, (iii) 346,405 shares of Common Stock owned by Advent Industrial II Limited Partnership, (iv) 472,799 shares of Common Stock owned by Advent New York L.P. and (v) 99,288 shares of Common Stock owned by TA Venture Investors, L.P. Advent VII L.P., Advent Atlantic and Pacific II Limited Partnership, Advent Industrial II Limited Partnership, Advent New York L.P. and TA Venture Investors, L.P. are part of an affiliated group of investment partnerships referred to, collectively, as the TA Associates Group. The general partner of Advent VII, L.P. is TA Associates VII, L.P. The general partner of each of Advent New York L.P. and Advent Industrial II Limited Partnership is TA Associates VI, L.P. The general partner of Advent Atlantic and Pacific II Limited Partnership is TA Associates AAP II Partners, L.P. The general partner of each of TA Associates VII, L.P., TA Associates VI, L.P. and TA Associates AAP II Partners, L.P. is TA Associates, Inc. In such capacity, TA Associates, Inc. exercises sole voting and investment power with respect to all of the shares held of record by the named investment partnerships, with the exception of those shares held by TA Venture Investors, L.P.; individually no stockholder, director or officer of TA Associates, Inc. is deemed to have or share such voting or investment power. Principals and employees of TA Associates, Inc. (including Ms. Morby and Mr. Kafker, directors of the Company) comprise the general partners of TA Venture Investors, L.P. In such capacity, Ms. Morby and Mr. Kafker disclaim beneficial ownership of such shares, except in the case of Mr. Kafker to the extent of the 12,829 shares as to which he holds a pecuniary interest.

(3) See footnotes (1) and (2) under "Security Ownership of Management" on pages 15 and 16.

(4) The information reported is based on a Schedule 13G filed with the SEC on February 12, 1997 reporting beneficial ownership as of December 31, 1996. The Schedule 13G also indicates that J. & W. Seligman & Co., Inc., has sole voting and dispositive power with respect to all of the shares reported.

SECURITY OWNERSHIP OF MANAGEMENT

  The following table presents certain information as to directors and Named Executive Officers as of February 1, 1997, based on representations of officers and directors of the Company. All such information was provided by the stockholders listed and reflects their beneficial ownership as of February 1, 1997.

                                                 SHARES BENEFICIALLY OWNED
                                                 -------------------------------
NAME OF BENEFICAL OWNER                            NUMBER         PERCENT (1)
-----------------------                          --------------- ---------------
Dr. John A. Swanson (2).........................       2,684,563          16.6%
Peter J. Smith (3)..............................         629,814           3.9
Leonard Zera (4)................................         101,460             *
James C. Tung (5)...............................           9,500             *
John M. Sherbin II (6)..........................          63,500             *
Gary B. Eichhorn (7)............................          30,000             *
Roger J. Heinen, Jr (8).........................            --               *
Roger B. Kafker (9).............................          12,829             *
Jacqueline C. Morby (10)........................           5,480             *
John F. Smith (11)..............................          20,000             *
All Executive Officers and Directors as a group
 (16 persons)...................................       3,672,526          22.7

--------
*Less than 1%.

(1) All percentages have been determined as of February 1, 1997 in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares of Common Stock which such person has the right to acquire within 60 days after February 1, 1997. For purposes of computing the percentage of outstanding shares of Common Stock held by each person or group of persons named above, any security which such person or persons has or have the right to acquire within 60 days after February 1, 1997 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. As of February 1, 1997, a total of 16,179,369 shares of Common Stock were issued and outstanding.

(2) Includes 591,840 and 223,680 shares which become vested on March 14, 1997 and 1998, respectively, under terms giving the Company the right to purchase unvested shares at a price of approximately $.14 per share upon any termination of Dr. Swanson's employment for cause prior to the relevant vesting date, and 368,160 and 591,840 shares which vest on March 14, 1998 and 1999, respectively, under terms giving the Company the right to purchase unvested shares at a price of $.11 per share upon any voluntary termination or termination for cause of Dr. Swanson's employment prior to the relevant vesting date. Also includes 25,000 shares held by Janet L. Swanson, Dr. Swanson's wife, as to which shares Dr. Swanson disclaims beneficial ownership. Excludes 25,000 shares held by each of Daniel S. Swanson, Andrew C. Swanson and Eric H. Swanson, Dr. Swanson's adult children, as to which shares Dr. Swanson disclaims beneficial ownership. Excludes unvested options to purchase 10,000 shares.

(3) Includes 135,400 shares of restricted stock which vest in equal monthly installments through March 1998 under terms giving the Company the right to purchase and Mr. Smith the right to sell to the Company unvested shares at a price of $.40 per share upon any termination of Mr. Smith's employment prior to the relevant vesting date and 135,860 shares of restricted stock which will become vested on February 28, 2001, subject to acceleration in certain circumstances under terms giving the Company the right to purchase and Mr. Smith the right to sell to the Company unvested shares at a price of $2.40 per share upon any termination of Mr. Smith's employment prior to the relevant vesting date. Excludes unvested options to purchase 135,860 shares and 100,000 shares beneficially owned by a trust for the benefit of Mr. Smith's adult children, as to which latter shares Mr. Smith disclaims beneficial ownership.

(4) Includes 60,000 shares of restricted stock held by Mr. Zera which will become vested in equal annual installments of 20,000 shares on each of November 15, 1997, 1998 and 1999 and are subject to repurchase at a price of $.40 per share upon any termination of Mr. Zera's employment prior to the relevant vesting date. Also, includes 960 shares purchased through the 1996 Employee Stock Purchase Plan on January 31, 1997. Excludes unvested options to purchase 35,000 shares, 25,000 of which consists of options granted after December 31, 1996.

(5) Excludes 42,500 unvested options.

(6) Includes 36,000 shares of restricted stock held by Mr. Sherbin which will become vested in equal annual installments of 12,000 shares on each of November 20, 1997, 1998 and 1999 and are subject to repurchase at a price of $.40 per share upon any termination of Mr. Sherbin's employment prior to the relevant vesting date. Excludes unvested options to purchase 34,500 shares.

(7) Includes 12,000 and 8,000 shares of restricted stock held by Mr. Eichhorn which will become vested in equal annual installments of 4,000 and 2,000 shares, respectively, on each of November 15, 1997, 1998 and 1999 and each of December 29, 1997, 1998, 1999 and 2000, respectively, and are subject to repurchase at a price of $.01 and $.40 per share, respectively, upon any termination of Mr. Eichhorn's service as a director prior to the relevant vesting date. Excludes unvested options to purchase 10,000 shares.

(8) Excludes unvested options to purchase 20,000 shares.

(9) Includes 12,829 shares beneficially owned by Mr. Kafker through TA Venture Investors, L.P., all of which shares are included in the 6,607,319 shares described in footnote (2) under "Security Ownership of Certain Beneficial Owners" above. Does not include any shares beneficially owned by Advent VII L.P., Advent Atlantic and Pacific I Limited Partnership, Advent Industrial II Limited Partnership or Advent New York L.P., of which Mr. Kafker disclaims beneficial ownership.

(10) Includes 5,480 shares held by Ms. Morby's husband through TA Venture Investors, L.P., all of which shares are included in the 6,607,319 shares described in footnote (2) under "Security Ownership of Certain Beneficial Owners" above, as to which shares Ms. Morby disclaims beneficial ownership. Excludes 5,482 shares beneficially owned through TA Venture Investors, L.P., by a trust for the benefit of Ms. Morby's adult children, as to which shares Ms. Morby disclaims beneficial ownership, all of such shares are included in the 6,607,319 shares described in footnote (2) under "Security Ownership of Certain Beneficial Owners" above. Does not include any shares beneficially owned by Advent VII L.P., Advent Atlantic and Pacific II Limited Partnership, Advent Industrial II Limited Partnership or Advent New York L.P., of which Ms. Morby disclaims beneficial ownership.

(11) Includes 16,000 shares of restricted stock owned by a trust primarily for the benefit of Mr. Smith's adult children and of which Mr. Smith's wife is a trustee. Such shares will become vested in equal annual installments of 4,000 shares on each of December 28, 1997, 1998, 1999 and 2000 and are subject to repurchase at a price of $.40 per share upon any termination of Mr. Smith's service as a director prior to the relevant vesting date. Excludes unvested options to purchase 10,000 shares held by Mr. Smith.

                                 MARKET VALUE

  On December 31, 1996, the closing price of a share of the Company's Common Stock on the Nasdaq National Market was $13.50.

                           EXPENSES OF SOLICITATION

  The Company will pay the entire expense of soliciting proxies for the Annual Meeting. In addition to solicitations by mail, certain Directors, officers and regular employees of the Company (who will receive no compensation for their services other than their regular compensation) may solicit proxies by telephone, telegram or personal interview. Banks, brokerage houses, custodians, nominees and other fiduciaries have been requested to forward proxy materials to the beneficial owners of shares held of record by them and such custodians will be reimbursed for their expenses.

          SUBMISSION OF STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

  Stockholder proposals intended to be presented at the Company's 1998 annual meeting of stockholders must be received by the Company on or before February 20, 1998 in order to be considered for inclusion in the Company's proxy statement and form of proxy for that meeting. The Company's By-laws provide that any stockholder of record wishing to have a stockholder proposal considered at an annual meeting must provide written notice of such proposal and appropriate supporting documentation, as set forth in the By-laws, to the Company at its principal executive office not less than 75 days or more than 120 days prior to the first anniversary of the date of the preceding year's annual meeting. In the event, however, that the annual meeting is scheduled to be held more than 30 days before such anniversary date or more than 60 days after such anniversary date, notice must be so delivered not later than on the later of (i) the 15th day after the date of public disclosure of the date of such meeting or (ii) the 75th day prior to the scheduled date of such meeting. Any such proposal should be mailed to: Secretary, ANSYS, Inc., Southpointe, 275 Technology Drive, Canonsburg, PA, 15317.

                            INDEPENDENT ACCOUNTANTS

  The Company has selected Coopers & Lybrand L.L.P. as the independent public accountants for the Company for the fiscal year ending December 31, 1997. The firm of Coopers & Lybrand L.L.P. has served as the Company's independent public accountants since March 14, 1994. A representative of Coopers & Lybrand L.L.P. will be present at the Annual Meeting and will be given the opportunity to make a statement if he or she so desires. The representative will be available to respond to appropriate questions.

     COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and Directors, and persons who own more than 10% of the Company's outstanding shares of Common Stock (collectively, "Section 16 Persons") to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and Nasdaq. Section 16 Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

  Based solely on its review of the copies of such forms received by it, or written representations from certain Section 16 Persons that no Section 16(a) reports were required for such persons, the Company believes that during Fiscal 1996 the Section 16 Persons complied with all Section 16(a) filing requirements applicable to them., except in the case of Paul A. Johnson who failed to timely file one report regarding the grant of options to purchase shares of Common Stock of the Company.

                                 OTHER MATTERS

  The Board of Directors does not know of any matters other than those described in this Proxy Statement which will be presented for action at the Annual Meeting. If other matters are duly presented, proxies will be voted in accordance with the best judgment of the proxy holders.

  WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                                               Please mark
                                                               your vote as
                                                               indicated in  [X]
                                                               this example


1. ELECTION OF DIRECTORS Nominees: Peter J. Smith and Dr. John A. Swanson


      FOR all nominees        WITHHOLD AUTHORITY
    listed above (except)        to vote for
      as marked to the           all nominees
       contrary below)           listed above
            [  ]                     [  ]

If you wish to withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.

--------------------------------------------------------------------------------
The Board of Directors recommends a vote FOR the election of all the nominees as directors.


2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.




THIS PROXY WILL BE VOTED AS DIRECTED ABOVE, OR IF RETURNED
EXECUTED WITH NO DIRECTION GIVEN, WILL BE VOTED FOR THE
ELECTION OF ALL OF THE NOMINEES AS DIRECTORS.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN ENCLOSED
ENVELOPE.

THIS PROXY SHOULD BE SIGNED EXACTLY AS NAME APPEARS
HEREON.

Executors, administrators, trustees, attorneys, etc., should give full title as such. If the signer is a corporation or partnership, please sign full corporate or partnership name by duly authorized officer.


Signature(s)                                             Date            , 1977
             ------------------------------------------      ------------

--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE



                                Annual Meeting
                                      of
                                 Stockholders
                                      of
                                  ANSYS, Inc.
                                  May 7, 1997
                                      at
                                  Southpointe
                             275 Technology Drive
                           Canonsburg, Pennsylvania
                            beginning at 2:00 P.M.


                                                       (see map on reverse side)

                                  ANSYS, Inc.
                                  Southpointe
                             275 Technology Drive
                        Canonsburg, Pennsylvania 15317

                                     PROXY

                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                      FOR
                THE ANNUAL MEETING OF STOCKHOLDERS, MAY 7, 1997

     The undersigned hereby appoints PETER J. SMITH AND DR. JOHN A. SWANSON, and each or any of them, attorneys and proxies with full power of substitution, to represent the undersigned and to vote all shares of stock of ANSYS, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of ANSYS, Inc. to be held at Southpointe located at 275 Technology Drive, Canonsburg, Pennsylvania on Wednesday, May 7, 1997, at 2:00 P.M., or at any adjournments or postponements thereof, upon all matters as set forth in the Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged.

           (Continued, and to be signed and dated, on reverse side)



-------------------------------------------------------------------------------

                             FOLD AND DETACH HERE



                                       . From I-70 at Washington, PA
                                         (approximately 15 minutes) use
                                         I-79 North to Exit 10A Southpointe
                                         and make a left at bottom of exit.
                                         Follow Southpointe Blvd. through 2
                                         stop signs. At 3rd stop sign take right
                                         on Technology Drive and follow signs.

       [MAP OF SOUTHPOINTE]            . From Pittsburgh (approximately 30
                                         minutes) use I-279, take I-79 South
                                         to Exit 10A Southpointe and make a
                                         right at bottom of exit. Follow
                                         Southpointe Blvd. through 2 stop
                                         signs. At 3rd stop sign take right on
                                         Technology Drive and follow signs.

                                       . From Airport (approximately 30
                                         minutes) use Route 22/30. Take I-79
                                         South to Exit 10A Southpointe and
                                         make a right at bottom of exit. Follow
                                         Southpointe Blvd. through 2 stop
                                         signs. At 3rd stop sign take right on
                                         Technology Drive and follow signs.